Exhibit 99.1

QuickLogic Reports Fiscal 2018 First Quarter Results

SUNNYVALE, Calif. - May 9, 2018 - QuickLogic Corporation (NASDAQ: QUIK), a developer of ultra-low power multi-core voice enabled SoCs, embedded FPGA (eFPGA) IP, display bridge and programmable logic solutions, announced its financial results for the fiscal first quarter ended April 1, 2018.

Recent Accomplishments

•
Announced the formation of an ecosystem partnership with Artificial Intelligence pioneers, General Vision, nepes corporation and SensiML, and released the QuickAITM development platform that expands the market for QuickLogic’s eFPGA IP and EOSTM S3 SoC.

•	Murata selected EOS S3 SoC to pair with its Wi-Fi module in a new solution targeting IoT applications that enables always listening and trigger word recognition.

•	Partnered with Shenzhen Horn Audio Co., Ltd. to deliver a Bluetooth®-enabled headset reference design that supports Amazon Alexa Voice Services (AVS) for both Apple and Android devices.

•	Introduced dual microphone support for EOS S3 that is coupled with advanced noise cancellation and beam forming technology.

•
Released EOS S3 LV, a new low-voltage version of the company’s EOS S3 platform that enables always-on / always-listening with a 33% reduction in power consumption relative to the standard, ultra-low power consumption EOS S3.

•	Announced a partnership with Aldec, Inc. for eFPGA Simulation Flow.

•	Joined the RISC-V Foundation, an open, free, Instruction Set Architecture (ISA) that enables a new era of processor innovation through open standard collaboration.

•	Presented at the Design and Reuse IP-SoC Days conference.

•	Participated in a panel at the annual SOI Silicon Valley Symposium sponsored by GLOBALFOUNDRIES.

Fiscal 2018 First Quarter Financial Results
First quarter total revenue was $2.8 million, down 7% compared to the fourth quarter of 2017, and 13% compared to the first quarter of 2017. New product revenue was $1.3 million, up 34% compared to the fourth quarter of 2017 and down 32% compared to the first quarter of 2017. Mature product revenue was $1.5 million, down 27% compared to the fourth quarter of 2017 and up 16% compared to the first quarter of 2017. New product revenue accounted for 47% of the total revenue, compared to 33% in the fourth quarter of 2017 and 60% in the first quarter of 2017.

First quarter GAAP gross margin was 50.3%, flat compared to the fourth quarter of 2017 and improved from 43.3% in the first quarter of 2017. Non-GAAP gross margin was 51.5%, flat compared to the fourth quarter of 2017 and improved from 44.4% in the first quarter of 2017.

First quarter GAAP operating expenses increased slightly to $5.3 million, from $5.0 million in the fourth quarter of 2017 and $4.8 million in the first quarter of 2017. Non-GAAP operating expenses were $4.9 million, slightly increased from $4.6 million in the fourth quarter of 2017 and $4.6 million in the first quarter of 2017.

First quarter GAAP net loss increased to $4.0 million, or $0.05 per share, from $3.4 million, or $0.04 per share, in the fourth quarter of 2017 and $3.6 million, or $0.05 per share, in the first quarter of 2017. Non-GAAP net loss was $3.5 million or $0.04 per share, compared to $3.0 million or $0.04 per share in the fourth quarter of 2017, and $3.2 million or $0.05 per share in the first quarter of 2017. (See below for an explanation of non-GAAP financial measures.)
Conference Call
QuickLogic Corporation (NASDAQ: QUIK) will hold a conference call at 2:30 p.m. Pacific Daylight Saving Time/ 5:30 p.m. Eastern Daylight Saving Time today, May 9, 2018, to discuss its current financial results. The conference call will be webcasted and can be accessed via the Company's website at
http://ir.quicklogic.com/events.cfm. To join the live conference, you may dial (877) 377-7094 and international participants should dial (253) 237-1177 by 2:20 p.m. Pacific Daylight Saving Time. The Conference ID is 5192808. A recording of the call will be available starting one hour after completion of the call. To access the recording, please call (855) 859-2056 or (404) 537-3406 and reference the passcode: 5192808. The call recording will be archived until Thursday, May 17, 2018, and the webcast will be available for 12 months on the Company's website.

About QuickLogic
QuickLogic Corporation (NASDAQ: QUIK) enables OEMs to maximize battery life for highly differentiated, immersive user experiences with Smartphone, Wearable, Hearable and IoT devices. QuickLogic delivers these benefits through industry leading ultra-low power customer programmable SoC semiconductor solutions, embedded software, and algorithm solutions for always-on voice and sensor processing. The company's embedded FPGA initiative also enables SoC designers to easily implement post production changes, and increase revenue by providing hardware programmability to their end customers. For more information about QuickLogic, please visit www.quicklogic.com.

QuickLogic uses its website (www.quicklogic.com), the company blog QuickLogic HotSpot
(http://blog.quicklogic.com), corporate Twitter account (@QuickLogic_Corp), Facebook page
(https://www.facebook.com/QuickLogic), and LinkedIn page
(https://www.linkedin.com/company/13512/) as channels of distribution of information about its products, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and QuickLogic may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the company’s website and its social media accounts in addition to following the company’s press releases, SEC filings, public conference calls, and webcasts.

Non-GAAP Financial Measures
QuickLogic reports financial information in accordance with United States Generally Accepted Accounting Principles, or US GAAP, but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes charges related to stock-based compensation, restructuring, the effect of the write-off of long-lived assets and the tax effect on other comprehensive income in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, and (iv) gross margin percentage. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry.
Management uses the non-GAAP measures, which exclude gains, losses and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods, and serve as a basis for the allocation of the Company's resources, management of operations and the measurement of profit-dependent cash and equity compensation paid to employees and executive officers.
Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of US GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures with their most directly comparable US GAAP financial measures.

Forward Looking Statements
This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; changes in product demand or supply; capacity constraints; and general economic conditions. These and other potential factors and uncertainties that could cause actual results to differ from the results predicted are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission (the "SEC"), including the risks discussed in the “Risk Factors” section in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases, which are available on the Company's Investor Relations website at http://ir.quicklogic.com/and on the SEC website at www.sec.gov. In addition, please note that the date of this press release is May 9, 2018, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.
ArcticLink, QuickLogic and the QuickLogic logo are registered trademarks and EOS and ArcticPro are trademarks of QuickLogic Corporation. All other brands or trademarks are the property of their respective holders and should be treated as such.

Company Contact
Sue Cheung
Chief Financial Officer
(408) 990-4076
Scheung@quicklogic.com

IR Contact
Moriah Shilton/Kirsten Chapman
(415) 433-3777
ir@quicklogic.com

CODE: QUIK-E

-Tables Follow -

QUICKLOGIC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	April 1, 2018	April 2, 2017	December 31, 2017
Revenue	$2,764	$3,170	$2,981
Cost of revenue	1,375	1,797	1,478
Gross profit	1,389	1,373	1,503
Operating expenses:
Research and development	2,699	2,427	2,458
Selling, general and administrative	2,561	2,414	2,519
Total operating expense	5,260	4,841	4,977
Loss from operations	(3,871)	(3,468)	(3,474)
Interest expense	(24)	(61)	(18)
Interest income and other (expense), net	(14)	—	23
Loss before income taxes	(3,909)	(3,529)	(3,469)
Provision for (benefit from) income taxes	61	36	(60)
Net loss	$(3,970)	$(3,565)	$(3,409)
Net loss per share:
Basic	$(0.05)	$(0.05)	$(0.04)
Diluted	$(0.05)	$(0.05)	$(0.04)
Weighted average shares:
Basic	80,571	68,794	80,353
Diluted	80,571	68,794	80,353

QUICKLOGIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	April 1, 2018	December 31, 2017 (1)
ASSETS
Current assets:
Cash and cash equivalents	$12,561	$16,527
Accounts receivable, net	1,254	925
Inventories	3,550	3,559
Other current assets	1,426	997
Total current assets	18,791	22,008
Property and equipment, net	2,117	2,375
Other assets	255	253
TOTAL ASSETS	$21,163	$24,636
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$6,000	$6,000
Trade payables	1,292	1,437
Accrued liabilities	1,982	1,653
Current portion of capital lease obligations	296	299
Total current liabilities	9,570	9,389
Long-term liabilities:
Capital lease obligations, less current portion	235	355
Other long-term liabilities	65	14
Total liabilities	9,870	9,758
Stockholders’ equity:
Common stock, par value	80	80
Additional paid-in capital	269,218	268,833
Accumulated deficit	(258,005)	(254,035)
Total stockholders’ equity	11,293	14,878
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$21,163	$24,636

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(1)	Derived from the December 31, 2017 audited balance sheet included in the 2017 Annual Report on Form 10-K of QuickLogic Corporation.

QUICKLOGIC CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF US GAAP AND NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts and percentages)
(Unaudited)

	Three Months Ended
	April 1, 2018	April 2, 2017	December 31, 2017
US GAAP loss from operations	$(3,871)	$(3,468)	$(3,474)
Adjustment for stock-based compensation within:
Cost of revenue	34	33	36
Research and development	183	139	190
Selling, general and administrative	215	146	155
Adjustment for the write-off of equipment within:
Research and development	—	—	2
Selling, general and administrative	5	—	—
Non-GAAP loss from operations	$(3,434)	$(3,150)	$(3,091)
US GAAP net loss	$(3,970)	$(3,565)	$(3,409)
Adjustment for stock-based compensation within:
Cost of revenue	34	33	36
Research and development	183	139	190
Selling, general and administrative	215	146	155
Adjustment for the write-off of equipment within:
Research and development	—	—	2
Selling, general and administrative	5	—	—
Non-GAAP net loss	$(3,533)	$(3,247)	$(3,026)
US GAAP net loss per share	$(0.05)	$(0.05)	$(0.04)
Adjustment for stock-based compensation	0.01	*	*
Non-GAAP net loss per share	$(0.04)	$(0.05)	$(0.04)
US GAAP gross margin percentage	50.3%	43.3%	50.4%
Adjustment for stock-based compensation	1.2%	1.1%	1.2%
Adjustment for the write-off of equipment	*	—%	*
Non-GAAP gross margin percentage	51.5%	44.4%	51.6%

* Figures were not considered for reconciliation due to the insignificant amount.

QUICKLOGIC CORPORATION
SUPPLEMENTAL DATA
(Unaudited)

	Percentage of Revenue			Change in Revenue
	Q1 2018	Q1 2017	Q4 2017	Q1 2017 to Q1 2018	Q4 2017 to Q1 2018
COMPOSITION OF REVENUE
Revenue by product: (1)
New products	47%	60%	33%	(32)%	34%
Mature products	53%	40%	67%	16%	(27)%
Revenue by geography:
Asia Pacific	33%	54%	32%	(47)%	(3)%
North America	57%	36%	32%	38%	66%
Europe	10%	10%	37%	(9)%	(75)%

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(1)
New products include all products manufactured on 180 nanometer or smaller semiconductor processes. eFPGA IP license revenue is also included in new product revenue. Mature products include all products produced on semiconductor processes larger than 180 nanometers.